SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)		March 27, 2003

Netro Corporation

(Exact name of Registrant as Specified in Charter)

Delaware	000-26963	77-0395029

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3860 NORTH FIRST STREET, SAN JOSE, CALIFORNIA		95134

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code		(408) 216-1500

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events and Required FD Disclosure.

On March 27, 2003, Netro Corporation (the “Company”) and SR Telecom Inc. issued a press release announcing that they had entered into a definitive agreement and plan of merger pursuant to which a wholly owned subsidiary of SR Telecom will merge with and into the Company and the Company will continue as a wholly owned subsidiary of SR Telecom. The press release is attached as an exhibit to this Current Report on Form 8-K.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This periodic report on Form 8-K and the press release attached hereto contain “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the future performance of SR Telecom and SR Telecom’s anticipated acquisition of Netro. Statements of expected synergies, accretion, and timing of closing are based on suppositions and uncertainties as well as on management's best possible evaluation of future events. Investors are advised that actual results may differ materially from expected results based on a number of factors, many of which are beyond the control of SR Telecom and Netro. Such factors include, without excluding other considerations, risks associated with the proposed acquisition, including the approval of the proposed merger by Netro stockholders, obtaining regulatory approval and the satisfaction of other closing conditions, fluctuations in quarterly results, evolution in customer demand for SR Telecom’s products and services, the impact of price pressures exerted by competitors, and general market trends or economic changes. A detailed discussion of other risks and uncertainties that could cause actual results and events to differ materially from the forward-looking statements contained in this current report and the press release filed herewith will be included in the proxy statement/prospectus to be filed by SR Telecom and Netro with the United States Securities and Exchange Commission.

Item 7. Financial Statements and Exhibits

     2.1   Agreement and Plan of Merger dated as of March 27, 2003 by and among Netro Corporation, SR Telecom Inc. and Norway Acquisition Corporation.

     99.1 Press Release dated March 27, 2003

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 27, 2003	By:	/s/ Sanjay Khare
Sanjay Khare Vice President and Chief Financial Officer

Exhibit Index

2.1 Agreement and Plan of Merger dated as of March 27, 2003 by and among Netro Corporation, SR Telecom Inc. and Norway Acquisition Corporation.

99.1 Press Release dated March 27, 2003.